Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-195587, 333-62155, 333-26961, 333-26963, 333-86983, 333-86985, 333-75524, 333-97121, 333-104701, 333-115044, 333-127161, 333-136241, 333-142575, 333-154965, 333-174375, 333-178497, and 333-178775) and the Registration Statements on Form S-3 (Nos. 333-182983 and 333-190280) of our report dated February 6, 2014, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations described in Note 14, as to which the date is September 2, 2014, and except for the effects of the revision described in Note 15 to the consolidated financial statements and the matter described in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is November 7, 2014, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
November 7, 2014